                          MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES    EXHIBIT 12.1
                      (Amounts in thousands, except ratios)        (PAGE 1 OF 2)

                                   (Unaudited)

                                                     FOR THE
                                                NINE MONTHS ENDED                 FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                           -------------------------------------------------------------------------------------
                                            Sept. 30,     Sept. 30,
                                              2001          2000         2000       1999        1998        1997         1996
                                           ------------  -----------  ----------  ---------  ----------   ---------   ----------
EARNINGS AVAILABLE FOR FIXED
       CHARGES:
  Income from continuing operations before
     income taxes, cumulative effect of
     changes in accounting principles
     and extraordinary items                   $239,569     $ 81,904    $225,424   $170,164    $459,446    $425,082     $536,756
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                381          451         440        145        (165)       (144)         303
  Add:
     Interest expense                           114,065      102,926     152,979    131,609     110,833      90,130      100,226
     Appropriate portion of rents (c)            12,700        9,091      14,748     11,974      16,262      17,665       19,527
                                           ------------  -----------  ----------  ---------  ----------   ---------   ----------

 Earnings available for fixed charges          $366,715     $194,372    $393,591   $313,892    $586,376    $532,733     $656,812
                                           ============  ===========  ==========  =========  ==========   =========   ==========

FIXED CHARGES:
  Interest expense                             $114,065     $102,926    $152,979   $131,609    $110,833    $ 90,130     $100,226
  Capitalized interest                                -           74         507        527         993         991        1,789
  Appropriate portion of rents (c)               12,700        9,091      14,748     11,974      16,262      17,665       19,527
                                           ------------  -----------  ----------  ---------  ----------   ---------   ----------

  Fixed charges                                $126,765     $112,091    $168,234   $144,110    $128,088    $108,786     $121,542
                                           ============  ===========  ==========  =========  ==========   =========   ==========

Ratio of earnings to fixed charges                 2.89 X       1.73 X      2.34 X     2.18 X      4.58 X      4.90 X       5.40 X
                                           ============  ===========  ==========  =========  ==========   =========   ==========

(a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                          MATTEL, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                      (Amounts in thousands, except ratios)         EXHIBIT 12.1
                                                                   (PAGE 2 OF 2)

                                   (Unaudited)

                                                   FOR THE
                                               NINE MONTHS ENDED               FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                            -----------------------  ----------------------------------------------------------
                                             Sept. 30,    Sept. 30,
                                               2001         2000         2000        1999       1998       1997         1996
                                            -----------  ----------  ----------  ----------  ---------  ---------   -----------
EARNINGS AVAILABLE FOR FIXED
       CHARGES:
  Income from continuing operations before
     income taxes, cumulative effect of
     changes in accounting principles
     and extraordinary items                   $239,569   $ 81,904     $225,424    $170,164   $459,446   $425,082      $536,756
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                381        451          440         145       (165)      (144)          303
  Add:
     Interest expense                           114,065    102,926      152,979     131,609    110,833     90,130       100,226
     Appropriate portion of rents (c)            12,700      9,091       14,748      11,974     16,262     17,665        19,527
                                            -----------  ---------   ----------   ---------  ---------  ---------   -----------

 Earnings available for fixed charges          $366,715   $194,372     $393,591    $313,892   $586,376   $532,733      $656,812
                                            ===========  =========   ==========   =========  =========  =========   ===========

FIXED CHARGES:
  Interest expense                             $114,065   $102,926     $152,979    $131,609   $110,833    $90,130      $100,226
  Capitalized interest                                -         74          507         527        993        991         1,789
  Dividends - Series B preferred stock                -          -            -           -          -      2,537         3,406
  Dividends - Series C preferred stock                -          -            -       3,980      7,960      7,968         3,985
  Appropriate portion of rents (c)               12,700      9,091       14,748      11,974     16,262     17,665        19,527
                                            -----------  ---------   ----------   ---------  ---------  ---------   -----------

  Fixed charges                                $126,765   $112,091     $168,234    $148,090   $136,048   $119,291      $128,933
                                            ===========  =========   ==========   =========  =========  =========   ===========

Ratio of earnings to combined fixed charges
  and preferred stock dividends                    2.89 X     1.73 X       2.34 X      2.12 X     4.31 X     4.47 X        5.09 X
                                            ===========  =========   ==========   =========  =========  =========   ===========

(a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.